    As filed with the Securities and Exchange Commission on January 21, 1999
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          WATSON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                                                 95-3872914
--------------------------------------------------------------------------------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

311 Bonnie Circle, Corona, CA                                         91720
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)

(1) TheraTech, Inc. 1992 Amended and Restated Employees' Stock Option Plan ("Plan")

(2)     Options issued outside of any plan sponsored by TheraTech, Inc.


--------------------------------------------------------------------------------
                            (Full title of the plans)

                             Robert C. Funsten
                             Vice President, General Counsel and Secretary Watson Pharmaceuticals, Inc.
                             311 Bonnie Circle
                             Corona, CA 91720


--------------------------------------------------------------------------------
                     (Name and address of agent for service)


  Telephone number, including area code, of agent for service: (909) 270-1400

================================================================================

                                    Copy to:

                                    Michel J. Feldman
                                    D'Ancona & Pflaum LLC
                                    111 E. Wacker Drive
                                    Suite 2800
                                    Chicago, Illinois 60601-4205

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                Proposed          Proposed
        Title of                Amount          maximum           maximum             Amount of
        securities to           to be           offering price    aggregate           registration
        be registered           registered      per share         offering price      fee
-----------------------------------------------------------------------------------------------------
        common stock
        ($0.0033 par value)     584,774(1)      $ 33.98(3)        $ 19,873,916        $5,525.00(4)

        common stock
        ($0.0033 par value)      36,883(2)      $  6.85(3)        $    252,649        $   71.00(4)

        Total Registration Fee:                                                       $5,596.00


                       ----------------------------------

        (1) The number of shares set forth to be registered corresponds to the aggregate number of shares of TheraTech, Inc. ("TheraTech") common stock which could be purchased upon exercise of all options issued under the Plan. These options when granted were to be exercisable for shares of TheraTech. Pursuant to an Agreement and Plan of Merger dated as of October 23, 1998 (the "Merger Agreement"), these options have been converted to the right to acquire 584,774 shares of Watson Pharmaceuticals, Inc. ("Watson", "Company" or "Registrant") common stock $0.0033 par value ("Common Stock").

        (2) The number of shares set forth to be registered is the aggregate number of shares of TheraTech common stock which could be purchased upon exercise of all options issued outside of any plan adopted and implemented by TheraTech. These options when granted were to be exercisable for shares of TheraTech. Pursuant to the Merger Agreement, these options have been converted to the right to acquire 36,883 shares of the Watson Common Stock.

        (3) Represents the weighted average exercise price of options granted under the Plan and all options granted outside of any plan, as adjusted to reflect the Exchange Ratio in the Merger Agreement. Actual exercise prices range from $ 3.13 to $58.21 per share.

        (4) Registration Fee computed pursuant to Rule 457(h)(1)


                       ----------------------------------

                                EXPLANATORY NOTE

        This Registration Statement on Form S-8 relates to the shares of Watson Common Stock issuable on exercise of the stock options held by officers, consultants, and employees of TheraTech, Inc. ("TheraTech") that are eligible to be registered on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

        (b) The Registrant's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, as amended.

        (c) The Registrant's current reports on Form 8-K dated February 28, 1998, April 30, 1998, May 13, 1998 and November 18, 1998.

        (d) The description of the Registrant's Common Stock contained in the registration statement on Form 8-A dated April 3, 1992 filed under Section 12 of the Securities Exchange Act of 1934, File No. 0-20045, together with any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum LLC, Chicago, Illinois. Mr. Michel J. Feldman, a Director of the Registrant and a member of D'Ancona & Pflaum LLC, owns 36,000 shares of the Registrant's Common Stock of which he disclaims beneficial ownership of 1,000 shares. Other members of D'Ancona & Pflaum LLC beneficially own additional shares of the registrant's Common Stock, which ownership is not material in the aggregate.

Item 6. Indemnification of Directors and Officers.

        Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada Revised Statutes in its Articles of Incorporation and Bylaws.

        The Registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, provides coverage of $30,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Registrant for amounts which lawfully indemnifies the Registrant or as required or permitted by law to indemnify its directors and officers.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.                  Description
-----------                  -----------
    2.1         Agreement and Plan of Merger, among Watson Pharmaceuticals,
                Inc., TheraTech, Inc. and The Jazz Merger Corp. dated as of
                October 23, 1998, incorporated by reference to Appendix A of the
                Proxy Statement/ Prospectus included in the Registration
                Statement on S-4 Reg. No. 333-68007, and hereby incorporated by reference.

    3.1         Registrant's Articles of Incorporation, as amended, filed as
                Exhibit 3.1 to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and exhibit 3.1 (A) to Watson's
                Quarterly Report on Form 10-Q for the quarter ended June 30,
                1996 and hereby incorporated by reference.

    3.2         Registrant's By-Laws, as amended as of December 11, 1998.

    4.1         TheraTech, Inc. 1992 Amended and Restated Employees' Stock
                Option Plan, incorporated by reference to TheraTech's Proxy
                Statement filed in connection with its 1996 Annual Meeting of Stockholders, and hereby incorporated by reference.

    4.2 Form of option agreement for all options issued outside of any plan.

    5.1 Opinion of D'Ancona & Pflaum LLC as to the legality of the common stock being offered

    5.2 Opinion of Kummer, Kaempfer, Bonner & Renshaw as to the legality of the common stock begin offered

    23.1        Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1)

    23.2        Consent of Kummer, Kaempfer, Bonner & Renshaw (included in
                Exhibit 5.2)

    23.3        Consent of PricewaterhouseCoopers LLP

    23.4        Consent of Deloitte & Touche LLP

    23.5        Consent of Arthur Andersen LLP

    24.1 Power of Attorney, included on the signature page of the Registration Statement.

------------------

Item 9.  Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 21st day of January, 1999.

                                       WATSON PHARMACEUTICALS, INC.
                                       (Registrant)

                                       By: /s/ ALLEN CHAO
                                           -------------------------------------
                                           Chairman, Chief Executive Officer
                                           and President

        Each person whose signature appears below appoints Allen Chao, Ph.D., as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                      Date
---------                                   -----                                      ----
    /s/ ALLEN CHAO                  Chairman, Chief Executive Officer and President    January 21, 1999
-----------------------------       and (Principal Executive Officer)
        Allen Chao, Ph.D.

    /s/ MICHAEL BOXER               Chief Financial Officer                            January 21, 1999
-----------------------------       (Principal Financial Officer)
        Michael Boxer

    /s/ CHATO ABAD                  Vice-President Finance                             January 21, 1999
-----------------------------       (Principal Accounting Officer)
        Chato Abad

    /s/ MICHEL J. FELDMAN           Director                                           January 20, 1999
-----------------------------
        Michel J. Feldman

    /s/ MICHAEL FEDIDA              Director                                           January 20, 1999
-----------------------------
        Michael Fedida

                                    Director                                           January __, 1999
-----------------------------
        Albert F. Hummel

    /s/ RONALD R. TAYLOR            Director                                           January 20, 1999
-----------------------------
        Ronald R. Taylor

                                    Director                                           January __, 1999
-----------------------------
        Alec D. Keith, Ph.D.

                                    Director                                           January __, 1999
-----------------------------
        Andrew L. Turner


                                  EXHIBIT INDEX

    2.1         Agreement and Plan of Merger, among Watson Pharmaceuticals,
                Inc., TheraTech, Inc. and The Jazz Merger Corp. dated as of
                October 23, 1998, incorporated by reference to Appendix A of the Proxy Statement/ Prospectus included in the Registration
                Statement on S-4 Reg. No. 333-68007, and hereby incorporated by reference.

    3.1         Registrant's Articles of Incorporation, as amended, filed as
                Exhibit 3.1 to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and exhibit 3.1 (A) to Watson's
                Quarterly Report on Form 10-Q for the quarter ended June 30,
                1996 and hereby incorporated by reference.

    3.2         Registrant's By-Laws, as amended as of December 11, 1998.

    4.1         TheraTech, Inc. 1992 Amended and Restated Employees' Stock
                Option Plan, incorporated by reference to TheraTech's Proxy
                Statement filed in connection with its 1996 Annual Meeting of Stockholders, and hereby incorporated by reference.

    4.2 Form of option agreement for all options issued outside of any plan.

    5.1 Opinion of D'Ancona & Pflaum LLC as to the legality of the common stock being offered

    5.2 Opinion of Kummer, Kaempfer, Bonner & Renshaw as to the legality of the common stock being offered

    23.1        Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1)

    23.2        Consent of Kummer, Kaempfer, Bonner & Renshaw (included in
                Exhibit 5.2)

    23.3        Consent of PricewaterhouseCoopers LLP

    23.4        Consent of Deloitte & Touche LLP

    23.5        Consent of Arthur Andersen LLP

    24.1 Power of Attorney, included on the signature page of the Registration Statement.